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MANAGEMENT AGREEMENT

THIS AGREEMENT dated the 30th day of April, 2004

AMONG:

RADIUS EXPLORATIONS LTD., a British Columbia corporation having its registered and records office at Suite 830 – 355 Burrard Street, Vancouver, British Columbia, V6C 2G8

(“Radius”)

AND:

PILAGOLD INC., a British Columbia corporation having its registered and records office at Suite 830 – 355 Burrard Street, Vancouver, British Columbia, V6C 2G8

(“Pilagold”)

AND:

MILL STREET SERVICES LTD., a British Columbia Corporation having its office at Suite 830 – 355 Burrard Street, Vancouver, British Columbia, V6C 2G8

(“Mill Street”)

WHEREAS:

A.

Radius and Pilagold (together the “Amalgamating Companies”) are entering into an agreement to amalgamate (the “Amalgamation”) and continue as one company, Amalco;

B.

The name of Amalco is to be “Radius Gold Inc”.

C.

Mill Street currently has a management agreement dated December 1, 2002 with Radius (the “Radius Management Agreement”);

D.

Mill Street currently has a management agreement dated June 1, 2002 with Pilagold (the “Pilagold Management Agreement”);

E.

The Amalgamating Companies desire that Mill Street provide management services to Amalco pursuant to the terms of this Agreement and that this Agreement supersede and replace each of the Radius Management Agreement and the Pilagold Management Agreement.

WITNESSES that in consideration of the promises, covenants, agreements and payments herein contained, the parties hereto agree as follows:

RETAINER

1.

The Amalgamating Companies agree to retain and engage Mill Street, as of immediately before the Amalgamation to provide managerial and administrative services to Amalco, and Mill Street agrees to provide such services, upon the terms and subject to the conditions contained herein.

TERM

2.

The term of this Agreement (the “Term”) shall be a period of four years from immediately before the Amalgamation, subject to earlier termination in accordance with paragraphs 7 or 8 of this Agreement.

DUTIES

1.

During the Term, Mill Street shall cause Simon Ridgway (“Ridgway”) to devote his necessary working time and expertise, skills, labour and attention to the management of Amalco and the discharge of Mill Street’s duties hereunder.  In particular, Mill Street shall cause Ridgway to fulfill the functions of President of Amalco, including:

(a)

establishing and implementing the strategic direction for Amalco;

(b)

establishing appropriate organizational structures, policies, plans and controls for Amalco and its subsidiaries;

(c)

having responsibility for the administrative affairs of Amalco; and

(d)

performing such other duties related to the ongoing operations of Amalco as the Board of Directors of Amalco may require and assign from time to time.

MANAGEMENT FEE

4.

Unless otherwise mutually agreed, Amalco shall pay to Mill Street a management fee of $16,000.00 per month plus GST (the “Monthly Fee”).  The Monthly Fee shall be paid monthly on the first business day of each month during the Term.

EXPENSES

5.

In addition to all other amounts agreed to be paid to Mill Street hereunder, Amalco shall reimburse Mill Street for all reasonable expenses incurred by Mill Street in the course of performing the duties hereunder, provided that such expenses are supported by proper statements or vouchers supplied to Amalco.

INDEPENDENT CONTRACTOR

6.

Mill Street is acting as an independent contractor in connection with the performance of the services under this Agreement and is not, and is not to be construed as, an employee of Amalco.  Mill Street will not be entitled to any benefits available to any employee of Amalco and Amalco will not be responsible for withholding any income taxes or other amounts from any sums paid to Mill Street hereunder.

TERMINATION

7.

Amalco may terminate Mill Street’s services hereunder in the following circumstances:

(a)

at any time during the Term for just cause by giving written notice to Mill Street of its intention to terminate this Agreement on the date specified in the notice;

(b)

in the event of the death of Simon Ridgway, immediately and without any notice;

(c)

at any time during the Term:

(i)

upon Amalco providing Mill Street with 12 months’ notice in writing of its intent to terminate; or

(ii)

upon payment (in lieu of notice) by Amalco to Mill Street of an amount equal to the Monthly Fee then in effect multiplied by twelve.

8.

Mill Street may terminate its services hereunder at any time during the Term upon 12 months’ notice in writing to Amalco.

CONFIDENTIAL INFORMATION

9.

For the purposes of this Agreement, the term “Confidential Information and Materials” includes all information and material presently belonging to, used by, or in the possession of Amalco, relating to mineral resource properties in which it has a direct or indirect interest and all information and material which in the future, will belong to, be used by or come into the possession of Amalco relating to mineral resource properties, other than such information as is already generally known to the mining industry at large.

10.

Mill Street acknowledges that all of the Confidential Information and Materials are, and will continue to be, the exclusive property of Amalco, whether or not prepared in whole or in part by Mill Street and whether or not disclosed or entrusted to the custody of Mill Street.

11.

Mill Street will not disclose, and will not permit or suffer any of its directors, officers or employees to disclose, any Confidential Information and Materials of Amalco, in whole or in part, to any person or other entity, for any reason or purpose whatsoever, unless first authorized to do so by Amalco.  Mill Street will not use, and will not permit or suffer any of its directors, officers or employees to use, the Confidential Information and Materials of Amalco for its or their own purpose or for the benefit of any other person or entity except Amalco, whether such use consists of duplication, removal, oral use or disclosure, the transfer of any Confidential Information and Materials in any manner, or any other unauthorized use, unless Amalco shall have given its prior consent to such use.

12.

Upon termination of this Agreement, for whatever reason, Mill Street will immediately surrender, and will cause any of its directors, officers and employees immediately to surrender to Amalco all of Amalco’s property and other things of value in its or their possession or in the possession of any person or other entity under its or their control which relates directly or indirectly to any Confidential Information and Materials or to the business or operations of Amalco.

13.

The provisions of paragraphs 9 through 12 will be binding upon Mill Street for a period of 12 months after the termination of this Agreement.

AMALCO’S REMEDY FOR BREACH AND RIGHT TO INJUNCTION

14.

Mill Street acknowledges that damages in the event of breach of paragraphs 9 through 12 of this Agreement would be difficult, if not impossible, to ascertain, and therefore agrees that Amalco, in addition to and without limiting any other right or remedy it may have on account of such breach or threatened breach, will have the right to an injunction or other available equitable relief in any court of competent jurisdiction, enjoining any such threatened or actual breach.  The existence of this right to an injunction or other available equitable relief will not preclude Amalco from pursuing any other rights and remedies at law or in equity that it may have, including recovery of damages.

NOTICE

15.

All notices or payments required or permitted to be given hereunder shall be in writing and shall be delivered personally at the addresses set forth on page 1 hereof or at such other addresses as may from time to time be notified in writing by the parties hereto.  Any notice delivered shall be deemed to have been given and received at the time of delivery.

NO ASSIGNMENT

16.

Neither party may assign or delegate any of its rights or obligations under this Agreement except as expressly set forth herein.

SUPERSEDE AND REPLACE

17.

This Agreement, immediately before the Amalgamation, will supersede and replace the Radius Management Agreement and the Pilagold Management Agreement.

MISCELLANEOUS

18.

This Agreement is subject to acceptance for filing by the applicable regulatory authorities having jurisdiction over Amalco.

19.

This Agreement shall be governed by and construed in accordance with the laws of British Columbia and the parties irrevocably attorn to the jurisdiction of the Courts of British Columbia.

20.

The provisions contained herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all previous communication, representations and agreements, whether verbal or written, between any of the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

RADIUS EXPLORATIONS LTD.

Per:

Authorized Signatory

PILAGOLD INC.

Per:

Authorized Signatory

MILL STREET SERVICES LTD.

Per:

Authorized Signatory